UNIVERSAL MOVABLE HYPOTHEC AND GENERAL SECURITY AGREEMENT

This Universal Movable Hypothec and General Security Agreement (the “Agreement”), dated as of July 1, 2016, is entered into between Quest Solution Canada Inc., a Canadian corporation (“Quest Solution Canada”), Quest Exchange Ltd., a Canadian Corporation (“Quest Exchange”), Quest Solution, Inc., a Delaware corporation (“Quest Solution”), Bar Code Specialties, Inc., a California corporation (“Bar Code”), and Quest Marketing, Inc., an Oregon corporation (“Quest Marketing”) (each, a “Debtor” and collectively, the “Debtors”) in favor of ScanSource, Inc., a South Carolina Corporation (“Secured Party”).

RECITALS:

Secured Party and its subsidiaries and affiliates have and may in the future, from time to time, extend credit to one or more Debtors, including the extension of credit in the form of sales of inventory, equipment and services on account. As a condition to the extensions of such credit, Secured Party is requiring that the Debtors execute this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Security Interest and Hypothec. As general and continuing security for the payment and performance of all Obligations (as defined in Section 3 below), each Debtor hereby grants to Secured Party a security interest in, and a hypothec on, all of the Debtor’s present and after-acquired undertaking and property, both real and personal (movable), tangible (corporeal) and intangible (incorporeal) (collectively called the “Collateral”), and, as further general and continuing security for the payment and performance of the Obligations, the Debtor hereby also assigns the Collateral (other than trademarks) to Secured Party and mortgages and charges the Collateral as and by way of a fixed and specific mortgage and charge to Secured Party. Without limiting the generality of the foregoing, the Collateral includes all right, title and interest that each Debtor now has or may hereafter have or acquire in any manner whatsoever (including by way of amalgamation) in all property of the following kinds:

(a)	Receivables: all debts, accounts, claims and choses in action for monetary amounts (collectively, the “Receivables”);

(b)	Inventory: all inventory of whatever kind and wherever situated (collectively, the “Inventory”);

(c)	Equipment: all machinery, equipment, fixtures, furniture, plant, vehicles and other tangible personal property that are not Inventory (collectively, the “Equipment”);

(d)	Chattel Paper: all chattel paper;

(e)	Documents of Title: all warehouse receipts, bills of lading and other documents of title, whether negotiable or not;

(f)	Securities: all shares, bonds, debentures, and other securities (collectively, the “Securities”);

(g)	Intangibles: all intangibles not otherwise described in this Section including, but not limited to, all goodwill, patents, trademarks, copyrights and other intellectual property;

(h)	Instruments and Money: all bills, notes, cheques and other instruments and all coins or bills or other medium of exchange adopted for use as part of the currency of Canada or of any foreign government;

(i)	Books, Records, Etc.: all books, invoices, documents and other records in any form evidencing or relating to the Collateral;

(j)	Real Property: all real and immovable property, both freehold and leasehold, together with all buildings and fixtures (collectively, the “Real Property”), and all rights under any lease or agreement relating to Real Property;

(k)	Substitutions, Etc.: all replacements of, substitutions for and increases, additions and accessions to any of the property described in this Section; and

(l)	Proceeds: all proceeds of any Collateral in any form derived directly or indirectly from any dealing with the Collateral or that indemnifies or compensates for the loss of or damage to the Collateral;

provided, that the said grant of a security interest, hypothec, assignment, mortgage and charge will not render Secured Party liable to observe or perform any term, covenant or condition of any agreement, document or instrument to which each Debtor is a party or by which it is bound.

The hypothec created by each Debtor hereunder is granted for the sum of Fifty Million and 00/100 Dollars ($50,000,000.00) in lawful currency of Canada, with interest thereon at the rate of eighteen percent (18%) per annum from the date of this Agreement.

2. Attachment of Security Interest. Each Debtor acknowledges that value has been given and agrees that the security interest granted hereby attaches upon the execution of this Agreement by each Debtor (or, in the case of any after-acquired property, at the time of acquisition by each Debtor of any rights therein).

3. Obligations Secured. This Agreement secures the payment and performance of all indebtedness, liabilities and obligations of the Debtors or any of their respective subsidiaries and affiliates (collectively with the Debtors, the “Obligors”) to Secured Party, arising on or after the date hereof (but not any such indebtedness, obligations and liabilities existing or arising prior to the date hereof), including but not limited to amounts arising from the sale of goods and services on or after the date hereof by Secured Party to any Obligor, and all costs and expenses of Secured Party in collecting any such obligations or enforcing its rights or remedies hereunder (collectively, the “Obligations”).

4. Nature of Hypothec. The hypothec granted herein does not constitute and shall not constitute nor be construed as a floating hypothec within the meaning of Article 2715 of the Civil Code of Quebec. The hypothec granted herein is continuing security and will subsist notwithstanding any fluctuation or repayment of the obligations hereby secured. Each Debtor shall be deemed to obligate itself again, as provided in Article 2797 of the Civil Code of Quebec, with respect to any future obligation hereby secured.

5. Exception for Contractual Rights. The security interest granted hereby does not and will not extend to, and Collateral will not include any agreement, right, franchise, licence or permit (the “contractual rights”) to which each Debtor is a party or of which each Debtor has the benefit, to the extent that the creation of the security interest herein would constitute a breach of the terms of or permit any person to terminate the contractual rights, but each Debtor must hold its interest therein in trust for Secured Party and will assign such contractual rights to Secured Party forthwith upon obtaining the consent of the other party thereto. Each Debtor agrees that it will, upon the request of Secured Party, use all commercially reasonable effort to obtain any consent required to permit any contractual rights to be subjected to the security interest.

6. Real Property. With respect to (and only to) Real Property, the security granted hereby is constituted by way of floating charge, but will become a fixed charge upon the earlier of (i) the Obligations becoming immediately payable, or (ii) the occurrence of any other event that by operation of law would result in such floating charge becoming a fixed charge. The assignment, mortgage and charge granted hereby will not extend to the last day of the term of any lease or agreement relating to Real Property, but each Debtor will hold such last day in trust for the Secured Party and, upon the enforcement by Secured Party of its security, will assign such last day as directed by Secured Party.

7. Representations and Warranties. Each Debtor hereby represents and warrants to Secured Party that:

(a)	the chief executive office and the registered office of each Debtor, and the office where such Debtor keeps its books & records relating to Receivables, are located at the addresses specified in Exhibit “A”;

(b)	the Inventory, Equipment and Securities of each Debtor are located in the provinces or states specified in Exhibit “A”, except for goods in transit or on lease or consignment; and

(c)	the Collateral of each Debtor is the sole property of such Debtor free from any liens, charges, hypothecs, security interests or other encumbrances.

8. Change of Name/Status and Notice of Changes. Without the prior written consent of Secured Party’s Vice President of Worldwide Reseller Financial Services or Senior Vice President of Finance and Principal Accounting Officer (individually, “Authorized Representative”), no Debtor shall change its name, change its corporate form, status, chief executive office, registered office or domicile, use any trade name or engage in any business not reasonably related to its business as presently conducted. Each Debtor shall provide an advance notice of at least five (5) business days to Secured Party’s Authorized Representative of (i) any material change in the Collateral, (ii) the intent to change any Debtor’s name, trade name, corporate form, status, chief executive office, registered office, domicile, residence or location, (iii) a material change in any material matter warranted or represented by any Debtor in this Agreement, or in any of the loan documents furnished to Secured Party pursuant to or in connection with this Agreement, (iv) the relocation of any Inventory, Equipment or Securities of such Debtor from the provinces specified in Exhibit “A” with respect to such Debtor to provinces not mentioned in Exhibit “A” with respect to such Debtor, and (v) the occurrence of an Event of Default (hereinafter defined). Each Debtor agrees that from time to time, at the expense of Debtors, such Debtor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may request, in order to perfect and protect any security interest and hypothec granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

9. Creation/Formation of New Entity. In the event that any of the Debtors creates or forms any new entity, whether a direct or indirect subsidiary, such new entity shall execute a joinder to become party to this Agreement.

10. Filing and Registration. Each Debtor authorizes Secured Party to prepare, file and register any financing statements, financing change statements, registration applications, other amendments and renewals covering the Collateral and any other necessary documents, whenever and wherever determined by Secured Party and each Debtor hereby ratifies any financing statement filed previously by Secured Party. Each Debtor will deliver such instruments of future assignment or assurance, and such other agreements, as Secured Party may from time to time request to carry out the intent of this Agreement, and will join with Secured Party in executing any documents in form satisfactory to Secured Party, and hereby authorizes Secured Party to sign for such Debtor, or to file without signature, any financing statements, amendments and other documents and instruments from time to time as Secured Party may deem advisable, and pay any cost of filing the same, including all recordation, transfer, indebtedness and other taxes and fees, deemed advisable by Secured Party.

11. Maintenance and Insurance. Each Debtor shall maintain the Collateral in good condition and repair and shall pay and timely discharge all taxes, levies, and other impositions levied thereon, and all rent due on premises where any of the Collateral may be located. Each Debtor shall maintain insurance on all Collateral against any loss damage in amounts which are commercially reasonable. All proceeds of such insurance shall be applied to reduce the Obligations secured hereunder. All insurance policies must name Secured Party as an additional insured and loss payee thereof, as Secured Party’s interests may appear, and must provide that the insurer will give Secured Party at least 15 days written notice of intended cancellation or non-renewal. At Secured Party’s request, each Debtor must furnish Secured Party with evidence satisfactory to Secured Party that the required insurance coverage is in effect.

12. Inspection and Reports. Upon five (5) days advance written notice, and at any time after any default under this Agreement, each Debtor shall allow Secured Party, by or through any of its agents, to examine and inspect the Collateral wherever located and all books, records and documentation with respect thereto, and to make copies or extracts from such books, records and documentation as Secured Party may deem to be advisable.

In addition to the above:

i.	Annual Financial Statements. Debtors shall deliver to Secured Party, within one hundred twenty (120) days after the end of each fiscal year, Certified Public Accountant prepared and audited financial statements reflecting its operations during such fiscal year, which shall include, without limitation, a balance sheet, profit and loss statement, and a statement of cash flow, with supporting schedules and management notes, all prepared on a consolidated and consolidating basis, in reasonable detail, and in conformity with Generally Accepted Accounting Principles (“GAAP”) and certified to its correctness by the Debtors’ principal financial officer.

ii.	Annual Monthly Budgeted Financial Statements. Debtors shall deliver to Secured Party, within sixty (60) days after the end of each fiscal year, management prepared budgeted financial statements with respect to Debtors and their subsidiaries and/or affiliates reflecting their consolidated projected monthly operations for the current fiscal year, which shall include, without limitation, a balance sheet, profit and loss statement, and a statement of cash flow, with supporting schedules, all prepared on a consolidated and consolidating basis, in reasonable detail, and in conformity with GAAP.

iii.	Quarterly Financial Statements. Debtors shall deliver to Secured Party, within forty-five (45) days after the end of each fiscal quarter, management prepared and reviewed financial statements reflecting its operations during such fiscal quarter, which shall include, without limitation, a balance sheet, profit and loss statement, and a statement of cash flow, with supporting schedules, all prepared on a consolidated and consolidating basis, in reasonable detail, and in conformity with GAAP and certified to its correctness by the Debtors’ principal financial officer.

iv.	Monthly Financial Statements. Debtors shall deliver to Secured Party, within thirty (30) days after the end of each fiscal month, management prepared and unaudited financial statements reflecting its operations during such fiscal month, which shall include, without limitation, a balance sheet, profit and loss statement, and a statement of cash flow, with supporting schedules, all prepared on a consolidated and consolidating basis, in reasonable detail, and in conformity with GAAP and certified to its correctness by the Debtors’ principal financial officer.

v.	Collateral Reports. Upon written request by Secured Party, Debtors shall submit to Secured Party an aged summary of its accounts receivable and inventory detail, certified by a principal financial officer of Debtors.

vi.	Collateral Base Certificate. Beginning October 1, 2016, Debtors shall submit to Secured Party, no later than the fifteenth (15th) day after the end of each fiscal month, and at such other times as requested by Secured Party, a certificate in the form of Exhibit “B” attached hereto, certified by a principal financial officer of Debtors.

13. Financial Covenants. Until such time as the Obligations are paid in full:

i.	Tangible Net Worth. At all times, Debtors shall maintain a Tangible Net Worth of not less than negative Thirty-Seven Million and 00/100 Dollars ($37,000,000.00).

ii.	Total Liabilities. Debtors shall not create, incur, assume or suffer to exist or otherwise become liable in respect of any Liabilities in excess of Fifty-Six Million and 00/100 Dollars ($56,000,000.00) in the aggregate. As used herein, “Liabilities” means any and all obligations to pay an amount in money, goods, or services to any internal or external party, as reflected in the Debtors’ balance sheet, prepared on a consolidated and consolidating basis, in reasonable detail, including, without limitation, any and all liabilities (contingent or otherwise) and in conformity with GAAP.

iii.	Preservation of Existence. Each Debtor shall preserve its legal existence and shall not, in one transaction or a series of related transactions, merge into or consolidate with any other entity, or sell all or substantially all of its assets.

iv.	Collateral Base. Beginning October 1, 2016, if, at any time the amount of Credit Party Debt exceeds the Collateral Base, Debtor shall, on demand, repay the Credit Party Debt in an amount sufficient to reduce the Credit Party Debt by an amount equal to such excess.

For purposes of this Section 13, Debtors’ rights and obligations in respect of Key Man life insurance policies shall be excluded from such covenant and Collateral Base calculations.

For purposes of this Section 13, the following terms are used with the meanings set forth below:

“Collateral Base” means an amount equal to: (i) Eighty-Five percent (85%) of Eligible Accounts plus (ii) Fifty percent (50%) of Eligible Inventory minus (iii) the aggregate amount of any indebtedness for borrowed money (including guarantees thereof) owed to any senior secured creditor approved by Secured Party.

“Eligible Accounts” means those accounts receivable of Debtors in which Secured Party, for the benefit of itself and the other Credit Parties, has a first priority security interest under the terms of this Agreement and that Secured Party, in its reasonable credit judgment, deems to be an Eligible Account. Without limiting the generality of the foregoing, no account receivable shall be an Eligible Account unless (i) the account receivable arose in the ordinary course of a Debtor’s business, (ii) the right to payment has been fully earned by completed performance and, if inventory is involved, such inventory has been shipped by a Debtor (or if not shipped by a Debtor, is held by a Debtor under a “bill and hold” arrangement approved in writing by Secured Party in its sole discretion), (iii) the account receivable includes only that portion which is not subject to any offset, defense, counterclaim, credit, allowance or adjustment, (iv) a Debtor’s title to the account receivable is absolute and is subject to no prior assignment, claim, lien or security interest, (v) the full amount reflected on a Debtor’s books and on any invoice or statement delivered to Secured Party related to the account receivable is owing to a Debtor and no partial payment has been made on the account receivable, (vi) the account receivable is due and payable not more than thirty (30) days from invoice date and no more than ninety (90) days (or such other period as Secured Party may by written notice from an Authorized Representative to a Debtor approve) have elapsed from invoice date, (vii) the account receivable did not arise out of a contract or purchase order containing provisions prohibiting assignment thereof or the creation of a security interest therein, and no Debtor has received a note, trade acceptance, draft or other instrument with respect to such receivable or in payment of such account, (viii) no Debtor has received notice of the death of the account debtor or of the dissolution, termination of existence, insolvency, bankruptcy, appointment of a receiver for any part of the property of, or assignment for the benefit of creditors made by, the account debtor, (ix) the account receivable is not payable by any foreign person (provided that persons present in possessions of the United States of America or Canada shall not be considered foreign persons), unless it is payable in the full amount of its face value in United States dollars or Canadian dollars and is supported by an irrevocable letter of credit in form and substance acceptable to Secured Party and issued by a bank satisfactory to Secured Party (and, if requested by Secured Party, such letter of credit or the proceeds thereof, as Secured Party shall require, have been assigned to Secured Party), (x) the account receivable is not payable by the United States of America or any political subdivision or agency thereof, unless Secured Party and the applicable Debtor have complied with the Assignment of Claims Act with respect to the account receivable, (xi) the account debtor is not located in the State of New Jersey unless the applicable Debtor has filed a Notice of Business Activities Report with the New Jersey Division of Taxation for the then current year, (xii) the account receivable is not payable by any person who is the account debtor for other accounts receivable and who is past due (as provided in (vi) above) with regard to fifty percent (50%) or more of the aggregate amount of such other accounts receivable, (xiii) the account receivable is not, at the discretion of Secured Party, deemed doubtful for collection for whatever reason, (xiv) the account receivable is not a contra account, (xv) the account receivable is not an account in dispute for any reason, (xvi) the account receivable does not represent a commission or expense receivable, (xvii) the account receivable does not represent a retainage associated with an account receivable, and (xviii) the account receivable does not represent an amount due for which Secured Party or any other Credit Party has advanced credit and which is subject to a joint purchase order or a lease.

“Eligible Inventory” means the inventory of Debtors, consisting of new, used and refurbished products as reflected in the most recent collateral report delivered to Secured Party pursuant to Section 12(v) hereof, that (i) is in a Debtor’s possession, (ii) is in good, saleable and new condition, (iii) is subject to Secured Party’s duly perfected, first priority security interest, and (iv) is deemed by Secured Party, in its reasonable credit judgment, to be Eligible Inventory.

“Credit Party Debt” means, at any time, all outstanding indebtedness for borrowed money (including outstanding principal and accrued but unpaid interest, and including all amounts constituting the deferred purchase price for the sale of goods) then owing by the Debtors and their subsidiaries and affiliates to the Credit Parties, or any of them.

“Tangible Net Worth” means the amount by which total assets, less goodwill and other intangible assets, exceed total liabilities as determined in accordance with generally accepted accounting principles in the United States, as in effect from time to time, applied on a consistent basis throughout the period involved.

14. Events of Default. Each Debtor shall be in default under this agreement if: (a) any Debtor or any other Obligor shall fail to pay, when due, any amount due from any Obligor to Secured Party; (b) there shall be any default under any covenant, term or condition of this Agreement or of any other contract or agreement between any Debtor or any other Obligor and Secured Party, including without limitation, the Notes; (c) any Debtor or any other Obligor breaches any representation or warranty in this Agreement or any other such contract or agreement; (d) there is a substantial change in any fact warranted or represented in this Agreement; (e) there is the filing of a petition either by or against any Debtor or any other Obligor under the Bankruptcy and Insolvency Act (Canada), the United States Bankruptcy Code or any similar state or federal law or regulation relating to insolvency or debtor relief or the application by or against any Debtor or any other Obligor for the appointment of a receiver, trustee or custodian for the Collateral or any other of the such Debtor’s or Obligor’s assets; (f) there is the dissolution or other termination of any Debtor’s or any other Obligor’s existence or business operations; (g) there is the merger or consolidation of any Debtor or any other Obligor with another; (h) there is substantial loss, theft, destruction, sale, reduction in value, encumbrance of, damage to, or change in the Collateral; (i) there is a material modification of, or breach of, any contract, the rights to which are part of the Collateral; (j) there is a levy on, seizure, or attachment of the Collateral; (k) there is a judgment against any Debtor or any other Obligor for the payment of money which is not covered by insurance or as to which the applicable insurer disputes coverage; (l) there is the filing or registration of any authorized financing statement or security with regard to the Collateral (other than in favor of Secured Party); (m) there is any seizure, vesting or intervention by or under authority of a government by which the management of any Debtor or any other Obligor is displaced or its authority in the control of its business is curtailed; (n) any Debtor or any other Obligor (or any of their subsidiaries or affiliates) defaults or otherwise fails to comply (beyond any applicable notice or cure periods) with any of the payment or other provisions of any other agreement under which any loan or other extension of credit is made by any other person or entity to such Debtor or other Obligor (or any of its subsidiaries or affiliates); (o) it is Secured Party’s reasonable and documented belief that the prospect of payment of any part of the Obligations balance or the performance of any part of this Agreement is impaired; or (p) (i) any subordination or intercreditor agreement in favor of Secured Party with respect to any of the Obligations shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect (other than in accordance with its terms), (ii) any Debtor or any other Obligor shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, (iii) the Collateral securing the Obligations, for any reason shall not have the priority contemplated by any such subordination or intercreditor agreement, or (iv) any other party (other than Secured Party) to any subordination or intercreditor agreement fails to perform or observe, in any material respect, any material term, covenant or agreement contained therein. Nothing herein shall prevent Secured Party from canceling or suspending further extensions of credit to any Debtor or any other Obligor pursuant to any contract, agreement or other arrangement in effect at any time between Secured Party, on one hand, and any Debtor or any other Obligor, on the other hand, in the event of a default by any Debtor under this Agreement (each such event being an “Event of Default”).

15. Remedies. If an Event of Default shall have occurred and be continuing, the security interest and hypothec hereby granted shall become immediately enforceable and Secured Party, without any other notice to or demand upon the Debtors (except as may be required by applicable law), shall, in addition to all other rights and remedies, be entitled to exercise any and all hypothecary rights prescribed by the Civil Code of Quebec, and any additional rights and remedies which may be provided to a secured party in any jurisdiction in which Collateral is located, including, without limitation:

(a)	Secured Party may take possession of the Collateral, and for that purpose Secured Party may, so far as any Debtor can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. Secured Party may in its discretion require any Debtor to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of such Debtor’s principal office(s) or at such other locations as Secured Party may reasonably designate;

(b)	Secured Party may sell, lease or otherwise dispose of the Collateral at public auction, by private tender, by private sale or otherwise, upon such terms and conditions as Secured Party may determine. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party’s Authorized Representative shall give to any Debtor at least ten (10) days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. Each Debtor hereby acknowledges that ten (10) days prior written notice of such sale or sales shall be reasonable notice;

(c)	Secured Party may appoint by instrument in writing a receiver or receiver and manager (hereinafter referred to as the “Receiver”) of all or any part of the Collateral and remove or replace such Receiver from time to time or may institute proceedings in any court of competent jurisdiction for the appointment of such a Receiver. Where Secured Party is referred to in this agreement the term shall, where the context permits, include any Receiver so appointed and the officers, employees, servants or agents of such Receiver;

(d)	Secured Party may carry on, or concur in the carrying on of, all or any part of the business of any Debtors and may take such steps as it considers desirable to maintain, preserve or protect the Collateral;

In addition, each Debtor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of Secured Party’s rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto. Each Debtor shall pay all expenses, including solicitors’ and Receivers’ fees and disbursements incurred by Secured Party or its agents (including any Receiver) in connection with the enforcement of this Agreement; all of which expenses shall be payable forthwith upon demand and shall form part of the Obligations secured hereby.

Secured Party may (a) grant extensions of time, (b) take and perfect or abstain from taking and perfecting security, (c) give up any security, (d) accept compositions or compromises, (e) grant releases and discharges, and (f) otherwise waive rights against any Debtor, debtors of the Debtors, guarantors and others and with respect to the Collateral and other security as Secured Party sees fit. No such action or omission will reduce the Obligations or affect the Secured Party’s rights hereunder.

16. Deficiency Claim. If the monies collected by or received by Secured Party in respect of any realization upon or sale of the Collateral are not sufficient to satisfy all obligations and liability of any Debtor to Secured Party, each Debtor shall remain responsible to the Secured Party for any deficiency, and Secured Party shall be entitled to claim such amount and all interest and costs associated therewith from any Debtor.

17. Remedies Cumulative. Secured Party shall not, by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder. No failure to exercise nor any delay in exercising on the part of Secured Party of any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. Except to the extent that Secured Party has specifically and expressly waived such remedies in writing, the rights and remedies of Secured Party hereunder and under any other agreement, contract, document or instrument, are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. Secured Party may resort to and realize on the Collateral simultaneously with any acts or proceedings initiated by Secured Party in its sole and conclusive discretion to resort to or realize upon any other sources of repayment of the Obligations, including, but not limited to, collateral granted by other security agreements and the liability of the Debtor. Secured Party shall be entitled to apply the proceeds of any Collateral to such of the Obligations and in such order as it may determine in their sole and absolute discretion.

18. Dealing with the Collateral by Debtor.

(a)	Each Debtor may collect its Receivables forming part of the Collateral until Secured Party withdraws such authorization to do so following the occurrence of an Event of Default. Upon such withdrawal, Secured Party may collect such Receivables and shall be reimbursed its reasonable costs and expenses incurred in connection therewith which it may deduct from amounts collected.

(b)	Following the occurrence of an Event of Default, Secured Party may give notice of this Agreement and the security granted hereby to any account debtor of the Debtors or to any other person liable to the Debtors and may give notice to any such account debtors or other person to make all further payments to Secured Party. Any payment or other proceeds of Collateral received by the Debtors from account debtors or from any other person liable to the Debtors after the occurrence of such Event of Default and exercise of such rights and remedies will be held by the Debtors in trust for Secured Party and must be held separate and apart from other money of the Debtors and paid over to Secured Party on request.

(c)	Subject to compliance with each Debtor’s covenants contained herein, each Debtor in the ordinary course of its business may, until the occurrence of an Event of Default, sell any Inventory included in the Collateral so that the purchaser thereof takes title clear of the security interest and hypothec hereby created, but if such sale results in an account or other proceeds, such account or other proceeds are subject to the security interest and hypothec hereby created.

19. Expenses. Each Debtor will upon demand pay to Secured Party the amount of any and all costs and expenses, including the reasonable fees and expenses of its outside counsel and the reasonable fees and expenses of any experts and agents which Secured Party may incur in connection with (i) any action, suit or other proceeding affecting the Collateral or any part thereof commenced, in which action, suit or proceeding Secured Party is made a party or participates or in which the right to use the Collateral or any part thereof is threatened, or in which it becomes necessary in the judgment of Secured Party to defend or uphold the lien hereof, (ii) the collection of the Obligations, (iii) the enforcement and administration hereof, (iv) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (v) the exercise or enforcement of any of the rights of Secured Party, or (vi) the failure by any Debtor to perform or observe any of the provisions hereof. All amounts expended by Secured Party and payable by any Debtor under this Section 19 shall be due upon demand therefor and shall be part of the Obligations. Each Debtor’s obligations under this Section 19 shall survive the termination hereof and the discharge of such Debtor’s other obligations under this Agreement.

20. Waivers and Indemnity. Except as prohibited by applicable law, each Debtor unconditionally and irrevocably waives (i) all claims, damages and demands it may acquire against Secured Party arising out of the exercise by Secured Party or any Receiver of any rights or remedies under this Agreement or at law, and (ii) all of the rights, benefits and protections given by any present or future statute that imposes limitations on the rights, powers or remedies of a secured party or on the methods of, or procedures for, realization of security, including any “seize or sue” or “anti-deficiency” statute or any similar provision of any other statute. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Debtors and an Authorized Representative of Secured Party.

21. Release of Information. Each Debtor expressly authorizes Secured Party to provide any and all statements, copies and information as may be requested by a creditor, a sheriff or a person with an interest in the Collateral.

22. Governing Law. This Agreement shall be governed by and construed in accordance with the applicable laws of the Province of Quebec and the applicable laws of Canada, provided that to the extent that the laws of any jurisdiction in which any Collateral is situated govern the validity or perfection of the security constituted hereunder, the domestic laws of such jurisdiction will govern those issues. The provisions of and the terms used in this Agreement will also be interpreted in order to give effect to the intent of the parties that the security constituted hereunder be valid and enforceable in all jurisdictions where the Collateral may be situated and in all other jurisdictions where the rights and remedies of Secured Party may have to be exercised and also that the Secured Party shall be entitled to exercise all rights and remedies of a secured creditor under the laws of any such jurisdictions.

23. Successors and Assigns. This Agreement will ensure to the benefit of, and be binding on, each Debtor and its successors and permitted assigns, and will ensure to the benefit of, and be binding on, Secured Party and its successors and assigns. No Debtor shall assign this Agreement, or any of its rights or obligations under this Agreement, without the prior written consent of Secured Party’s Authorized Representative.

24. Acknowledgment/Waiver. Each Debtor acknowledges receipt of an executed copy of this Agreement and, to the extent permitted by applicable law, waives the right to receive a copy of any financing statement, financing change statement, registration application or verification statement in respect of any registered financing statement, registration application or financing change statement prepared, registered or issued in connection with this Agreement.

25. Counterparts. Delivery by any party or other signatory of an executed counterpart of this Agreement by facsimile or electronic mail or in PDF format shall be equally effective as delivery of an original executed counterpart of this Agreement.

26. Miscellaneous. (a) Any notice or communication given or required to be given to Secured Party or any Debtor hereunder shall be in writing and given to such Debtor and Secured Party at the address set forth below. Such written notices and communications shall be delivered by hand or overnight courier service, or mailed by first class mail, postage prepaid, addressed to the parties hereto at the addresses referred to herein or to such other addresses as either party may designate to the other party by a written notice given in accordance with the provisions of this Agreement. (b) The captions of the paragraphs of this Agreement are for convenience only and shall not be deemed to constitute a part hereof or used in construing the intent of the parties. (c) If any part of any provision of this Agreement shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Agreement.

27. Language. The parties hereto confirm that they have requested this Movable Hypothec and all related documents be drafted in English. Les parties aux présentes ont exigé que la présente hypothèque mobilière et tous les documents connexes soient rédigés en anglais.

Executed as of the day and year first above written.

[Signature Page to Follow]

SECURED PARTY:	ScanSource, Inc.

By:	/s/ Cleveland McBeth, Jr.
Name:	Cleveland McBeth, Jr.
Vice President, Worldwide Reseller Financial Services

Address:	6 Logue Court
Greenville, SC 29615

DEBTOR:	Quest Solution, Inc.	DEBTOR:	Quest Marketing, Inc.

By:	/s/ Gilles Normand Gaudreault	By:	/s/ Gilles Normand Gaudreault
Name:	Gilles Normand Gaudreault	Name:	Gilles Normand Gaudreault
	Chief Executive Officer		Chief Executive Officer

Address:	860 Conger Street	Address:	860 Conger Street
	Eugene, OR 97402		Eugene, OR 97402

DEBTOR:	Bar Code Specialties, Inc.	DEBTOR:	Quest Exchange Ltd.

By:	/s/ Gilles Normand Gaudreault	By:	/s/ Gilles Normand Gaudreault
Name:	Gilles Normand Gaudreault	Name:	Gilles Normand Gaudreault
	Chief Executive Officer		Chief Executive Officer

Address:	860 Conger Street	Address:	860 Conger Street
	Eugene, OR 97402		Eugene, OR 97402

DEBTOR:	Quest Solution Canada Inc.

By:	/s/ Gilles Normand Gaudreault
Name:	Gilles Normand Gaudreault
Chief Executive Officer

Address:	860 Conger Street
Eugene, OR 97402

EXHIBIT “A”

Quest Solution Canada Inc.

ADDRESS(ES) OF PLACE(S) OF BUSINESS , LOCATION OF BOOKS AND RECORDS RELATING TO RECEIVABLES

●	Chief executive office: 8102 TransCanada Hwy, St-Laurent, Quebec, Canada H4S 1M5

●	Registered/head office: 8102 TransCanada Hwy, St-Laurent, Quebec, Canada H4S 1M5

●	Other place(s) of business:

8102 TransCanada Hwy, St-Laurent, Quebec, Canada H4S 1M5

651 Avenue Harwood Nord, Unite 1, Ajax (Ontario), Canada, L1Z0K4

6 Shields Court, Suite 205, Markham, Ontario, L3R 4S1

530 Berry Street, Unit 530, Winnipeg, Manitoba, Canada, R3H OR9

101-1737 3rd Avenue West, Vancouver, British Columbia, Canada, V6J 1K7

●	Books & records relating to Receivables:

8102 TransCanada Hwy, St-Laurent, Quebec, Canada, H4S 1M5

PROVINCE OR STATE OF INVENTORY, EQUIPMENT AND SECURITIES:

8102 TransCanada Hwy, St-Laurent, Quebec, Canada H4S 1M5

651 Avenue Harwood Nord, Unite 1, Ajax (Ontario), Canada L1Z0K4

6 Shields Court, Suite 205, Markham, Ontario, Canada, L3R 4S1

530 Berry Street, Unit 530, Winnipeg, Manitoba, Canada, R3H OR9

101-1737 3rd Avenue West, Vancouver, British Columbia, Canada V6J 1K7

Quest Exchange Ltd.

ADDRESS(ES) OF PLACE(S) OF BUSINESS , LOCATION OF BOOKS AND RECORDS RELATING TO RECEIVABLES

●	Chief executive office: 8102 TransCanada Hwy, St-Laurent, Quebec, Canada H4S 1M5

●	Registered/head office: 8102 TransCanada Hwy, St-Laurent, Quebec, Canada H4S 1M5

●	Other place(s) of business: None

●	Books & records relating to Receivables:

8102 TransCanada Hwy, St-Laurent, Quebec, Canada H4S 1M5

PROVINCE OR STATE OF INVENTORY, EQUIPMENT AND SECURITIES:

None

Quest Solution, Inc.

ADDRESS(ES) OF PLACE(S) OF BUSINESS , LOCATION OF BOOKS AND RECORDS RELATING TO RECEIVABLES

●	Chief executive office: 860 Conger Street, Eugene OR 97402

●	Registered/head office: 380 Delaware Ave, Wilmington, DE 19801

●	Other place(s) of business: None

●	Books & records relating to Receivables: 860 Conger Street, Eugene, OR 97402

PROVINCE OR STATE OF INVENTORY, EQUIPMENT AND SECURITIES:

None

Bar Code Specialties, Inc.

ADDRESS(ES) OF PLACE(S) OF BUSINESS , LOCATION OF BOOKS AND RECORDS RELATING TO RECEIVABLES

●	Chief executive office: 12272 Monarch Street, Garden Grove, CA 92841

●	Registered/head office: 12272 Monarch Street, Garden Grove, CA 92841

●	Other place(s) of business: None

●	Books & records relating to Receivables: 12272 Monarch Street, Garden Grove, CA 92841

PROVINCE OR STATE OF INVENTORY, EQUIPMENT AND SECURITIES:

12272 Monarch Street, Garden Grove, CA 92841

Quest Marketing, Inc.

ADDRESS(ES) OF PLACE(S) OF BUSINESS , LOCATION OF BOOKS AND RECORDS RELATING TO RECEIVABLES

●	Chief executive office: 860 Conger Street, Eugene, OR 97402

●	Registered/head office: 860 Conger Street, Eugene, OR 97402

●	Other place(s) of business: None

Books & records relating to Receivables: 860 Conger Street, Eugene, OR 97402

PROVINCE OR STATE OF INVENTORY, EQUIPMENT AND SECURITIES:

860 Conger Street, Eugene OR 97402

EXHIBIT “B”

COLLATERAL BASE CERTIFICATE

Month:_________________

1.	Eligible Receivables (< 90 Days Old)

CURRENT	30 - 60	60 - 90	TOTAL

2.	Percentage of Receivables Available for Collateral (85%)	85%

3.	Eligible Receivables Base for Collateral
(Line 1 X Line 2)

4.	Total Inventory

5.	Percentage of Inventory Available for Collateral (50%)	50%

6.	Eligible Inventory Base for Collateral
(Line 4 X Line 5)

7.	Total Collateral Base

8.	Balance on Bank Line of Credit / Senior debt

9.	Collateral Available to Secure Trade Credit Extension
(Line 7 - Line 8)

This certificate is true, accurate and complete to the best of my knowledge.

Company Name / signature of
Officer/ Date